Item 77M

Fifth Third Prime Money Market Fund

The Fifth Third Prime Money Market Fund, a series of Fifth Third Funds
(the "Trust"), was reorganized with and into the Federated Prime Value Obligations Fund, a portfolio of Money Market Obligations Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Prime Money Market Fund on September 5, 2012. The transaction was completed on September 7, 2012.

Fifth Third Institutional Money Market Fund

The Fifth Third Institutional Money Market Fund, a series of the Trust, was reorganized with and into the Federated Prime Cash Obligations Fund, a portfolio of Money Market Obligations Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Institutional Money Market Fund on September 5, 2012. The transaction was completed on September 7, 2012.

Fifth Third Institutional Government Money Market Fund

The Fifth Third Institutional Government Money Market Fund, a series of the Trust, was reorganized with and into the Federated Government Obligations Fund, a portfolio of Money Market Obligations Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Institutional Government Money Market Fund on September 5, 2012. The transaction was completed on September 7, 2012.

Fifth Third U.S. Treasury Money Market Fund

The Fifth Third Institutional Government Money Market Fund, a series of the Trust, was reorganized with and into the Federated Treasury Obligations Fund, a portfolio of Money Market Obligations Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Institutional Government Money Market Fund on September 5, 2012. The transaction was completed on September 7, 2012.

Fifth Third Quality Growth Fund

The Fifth Third Quality Growth Fund, a series of the Trust, was reorganized with and into the Touchstone Large Cap Growth Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Quality Growth Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third Mid Cap Growth Fund

The Fifth Third Mid Cap Growth Fund, a series of the Trust, was reorganized with and into the Touchstone Growth Opportunities Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Mid Cap Growth Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third Disciplined Large Cap Value Fund

The Fifth Third Disciplined Large Cap Value Fund, a series of the Trust, was reorganized with and into the Touchstone Value Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Disciplined Large Cap Value Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third All Cap Value Fund

The Fifth Third All Cap Value Fund, a series of the Trust, was reorganized with and into the Touchstone Value Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third All Cap Value Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third High Yield Bond Fund

The Fifth Third High Yield Bond Fund, a series of the Trust, was reorganized with and into the Touchstone High Yield Fund, a series of Touchstone Investment Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third High Yield Bond Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third Short Term Bond Fund

The Fifth Third Short Term Bond Fund, a series of the Trust, was reorganized with and into the Touchstone Ultra Short Duration Fixed Income Fund, a series of Touchstone Funds Group Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Short Term Bond Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third Total Return Bond Fund

The Fifth Third Total Return Bond Fund, a series of the Trust, was reorganized with and into Touchstone Core Bond Fund, a series of Touchstone Investment Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Total Return Bond Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third LifeModel Aggressive FundSM

The Fifth Third LifeModel Aggressive FundSM, a series of the Trust, was reorganized with and into Touchstone Growth Allocation Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third LifeModel Aggressive FundSM on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third LifeModel Moderately Aggressive FundSM

The Fifth Third LifeModel Moderately Aggressive FundSM, a series of the Trust, was reorganized with and into Touchstone Growth Allocation Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third LifeModel Moderately Aggressive FundSM on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third LifeModel Moderate FundSM

The Fifth Third LifeModel Moderate FundSM, a series of the Trust, was reorganized with and into Touchstone Balanced Allocation Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third LifeModel Moderate FundSM on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third LifeModel Moderately Conservative FundSM

The Fifth Third LifeModel Moderately Conservative FundSM, a series of the Trust, was reorganized with and into Touchstone Conservative Allocation Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third LifeModel Moderately Conservative FundSM on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third LifeModel Conservative FundSM

The Fifth Third LifeModel Conservative FundSM, a series of the Trust, was reorganized with and into Touchstone Conservative Allocation Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third LifeModel Conservative FundSM on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third Micro Cap Value Fund

The Fifth Third Micro Cap Value Fund, a series of the Trust, was reorganized with and into Touchstone Micro Cap Value Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Micro Cap Value Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third Small Cap Value Fund
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The Fifth Third Small Cap Value Fund, a series of the Trust, was reorganized with and into Touchstone Small Company Value Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Small Cap Value Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third International Equity Fund

The Fifth International Equity Fund, a series of the Trust, was reorganized with and into Touchstone International Value Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third International Equity Fund on September 5, 2012. The transaction was completed on September 10, 2012.

Fifth Third Strategic Income Fund

The Fifth Third Strategic Income Fund, a series of the Trust, was reorganized with and into Touchstone Strategic Income Fund, a series of Touchstone Strategic Trust. The Agreement and Plan of Reorganization was approved by the Board of Trustees of the Trust on April 4, 2012 and by the shareholders of the Fifth Third Strategic Income Fund on September 5, 2012. The transaction was completed on September 10, 2012.